SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2003

GUILFORD PHARMACEUTICALS INC.

(Exact name of registrant as specified in its
charter)

Delaware	0-23736	52-1841960

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6611 Tributary Street
Baltimore, Maryland	21224

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 631-6300

(Former name or former address, if changed since last report)

Exhibit Index is on page 4.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.      Other Events

                   On July 30, 2003, the Company issued a press release announcing that the initial purchasers of its recent convertible offering have elected to purchase approximately $9.3 million in additional Convertible Subordinated Notes pursuant to an option previously granted. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Press Release of Guilford Pharmaceuticals Inc. issued July 30, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUILFORD PHARMACEUTICALS INC.

Dated: July 30, 2003	By:	/S/ ASHER M. RUBIN

Asher M. Rubin
Vice President, Deputy General
Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description	Page

99.1	Press Release dated July 30, 2003	5